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     Exhibit 21


     Subsidiaries of Registrant


                                              Country/State of                 % of Voting
     Name                                      Incorporation                  Securities Owned
     ----                                      -------------                  ----------------

     LogEtronics Corporation                      New York                         100%

     Visiplex Instruments Corporation             New York                         100%

     Regam Medical Systems
     International AB                             Sweden                           100%

     Dent-X International Inc.                    New York                         100%

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